EXHIBIT 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 6, 2025, and is made by and between C&F Financial Corporation, a Virginia corporation (“Company”), and the purchaser of the Subordinated Note (as defined herein) identified on the signature page hereto (“Purchaser”).

RECITALS

WHEREAS, Company has requested that Purchaser purchase from Company a Subordinated Note in the principal amount set forth on Purchaser’s signature page (the “Subordinated Note Amount”), which amount is intended to meet the qualifications for inclusion as Tier 2 Capital (as defined herein);

WHEREAS, Purchaser is an “accredited investor” as such term is defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and/or a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act (“QIB”);

WHEREAS, the offer and sale of the Subordinated Note by Company is being made pursuant to one or more available exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act; and

WHEREAS, Purchaser is willing to purchase from Company a Subordinated Note in the Subordinated Note Amount in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Note.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.DEFINITIONS.
1.1Defined Terms.  The following capitalized terms used in this Agreement and in the Subordinated Note have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person (as defined herein), such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

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“Agreement” has the meaning set forth in the preamble hereto.

“Articles” has the meaning set forth in Section 3.2.1.2.

“Bank” refers to Citizens and Farmers Bank, a Virginia-chartered non-member bank with its principal place of business located in West Point, Virginia.

“Bank Holding Company Act” has the meaning set forth in Section 3.2.1.6.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Virginia are permitted or required by any applicable law or executive order to close.

“Bylaws” has the meaning set forth in Section 3.2.1.2.

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means June 6, 2025.

“Common Stock” means Company’s common stock, $1.00 par value per share.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to Company.

“Company’s Reports” means the (i) Company’s annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC (as defined herein); (ii) Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC, (iii) Company’s Parent Company Only Financial Statements for Small Holding Companies (FR Y-9SP) as of and for the year ended December 31, 2024 filed with the FRB (as defined herein), (iv) Bank’s consolidated reports of condition and income (or call report) as of and for the year ended December 31, 2024 and the quarter ended March 31, 2025 filed with the Federal Financial Institutions Examination Council’s Central Data Repository, and (v) Bank’s Part 363 Annual Report for the year ended December 31, 2024 filed with the FDIC (as defined herein).

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials (as defined herein).

“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Disbursement” has the meaning set forth in Section 3.1.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental body, department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency (as defined herein)) with jurisdiction over Company or a Subsidiary of Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws (as defined herein) and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means:  (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company; and (ii) all obligations secured by any lien on property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Company’s or Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan

Bank, secured deposits of municipalities, letters of credit issued by Company or Bank or any other Subsidiary of Company or Bank and repurchase arrangements, interest rate swaps and financing through the Paycheck Protection Program Liquidity Facility) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property (as defined herein), including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business or assets of such Person and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents (as defined herein), or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company, Bank, or Purchaser, (4) pandemics, epidemics, disease outbreaks, and other public health emergencies, including COVID-19 and the actions taken by Governmental Agencies to limit its spread, (5) direct effects of compliance with this Agreement on the operating performance of Company, Bank, or Purchaser, including expenses incurred by Company, Bank, or Purchaser in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of Purchaser, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Note.

“Maturity Date” means June 30, 2035.

“Net Settlement Amount” has the meaning set forth in Section 3.1.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.

“Purchaser” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in the Recitals.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” means the Subordinated Note in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note (any one or more Subordinated Notes into which this Subordinated Note may be subdivided, exchanged, or substituted in the future referred to, collectively, with this Subordinated Note, as the “Subordinated Notes”).

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, 12 C.F.R. Part 225, and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2Interpretations.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided.  All references to this Agreement or the Subordinated Note shall be deemed to be to such documents as amended, modified or restated from time to time.  With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.
1.3Exhibits Incorporated.  All Exhibits attached hereto are hereby incorporated into this Agreement.

2.SUBORDINATED DEBT.
2.1Certain Terms.  Subject to the terms and conditions herein contained, Company hereby agrees to issue and sell to Purchaser a Subordinated Note in an amount equal to the Subordinated Note Amount.  Purchaser agrees to purchase the Subordinated Note in an amount equal to the Subordinated Note Amount from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Note.  The Subordinated Note Amount shall be disbursed in accordance with Section 3.1.  The Subordinated Note shall bear interest per annum as set forth in the Subordinated Note.  The unpaid principal balance of the Subordinated Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by Purchaser in accordance with the terms of the Subordinated Note and this Agreement or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Note.
2.2Subordination.  The Subordinated Note shall be subordinated in accordance with the subordination provisions set forth therein.
2.3Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Note shall be repaid in full.  Company acknowledges and agrees that Purchaser has not made any commitments, either express or implied, to extend the terms of the Subordinated Note past its Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and Purchaser hereafter specifically otherwise agree in writing.
2.4Unsecured Obligations.  The obligations of Company to Purchaser under the Subordinated Note shall be unsecured and not covered by a guarantee of Company or any Affiliate of Company.
2.5The Closing.  The closing of the sale and purchase of the Subordinated Note (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages, at 10:00 a.m. Eastern Time on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.
2.6Payments.  Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Note.
2.7No Right of Offset.  Purchaser hereby expressly waives any right of offset Purchaser may have against Company or any of its Subsidiaries.
2.8Use of Proceeds.  Company shall use the net proceeds from the sale of the Subordinated Note to refinance Company’s existing subordinated debt and for such other general corporate purposes as Company may determine and which may include, without limitation, supporting organic growth and supporting Bank’s regulatory capital ratios.
3.DISBURSEMENT.

3.1Disbursement.  On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company or waived by Purchaser and Company has executed and delivered to Purchaser this Agreement and any other related documents in form and substance reasonably satisfactory to Purchaser, Purchaser shall (i) disburse the net settlement amount set forth on the settlement statement (the “Net Settlement Amount”), a form of which is attached hereto as Exhibit C, which shall be mutually agreed by Company and Purchaser prior to or on the Closing Date, and (ii) deliver to Company for cancellation Company’s Subordinated Note due September 30, 2030, in exchange for a Subordinated Note with a principal amount equal to the Subordinated Note Amount (the “Disbursement”).  Company will deliver to Purchaser one or more certificates representing the Subordinated Note in definitive form (or provide evidence of the same with the original to be delivered by Company by overnight delivery on the next Business Day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as Purchaser may reasonably request.
3.2Conditions Precedent to Disbursement.
3.2.1Conditions to Purchaser’s Obligation. The obligation of Purchaser to consummate the purchase of the Subordinated Note to be purchased by it at Closing and to effect the Disbursement is subject to the fulfillment of or delivery by or at the direction of Company to Purchaser, on or prior to the Closing Date, of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):
3.2.1.1Transaction Documents.  This Agreement and the Subordinated Note (collectively, the “Transaction Documents”), each duly authorized and executed by Company.
3.2.1.2Authority Documents.
(a)	A copy, certified by the Secretary or Assistant Secretary of Company, of the articles of incorporation of Company and all amendments thereto as in effect as of the Closing Date (the “Articles”);
(b)	A certificate of good standing of Company issued by the State Corporation Commission of the Commonwealth of Virginia;
(c)	A copy, certified by the Secretary or Assistant Secretary of Company, of the bylaws of Company and all amendments thereto as in effect as of the Closing Date (the “Bylaws”);
(d)	A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company, and any committee thereof, authorizing the execution, delivery and performance of the Transaction Documents;

(e)	An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement;
(f)	A certificate signed on behalf of Company by a senior executive officer certifying that the conditions set forth in Sections 3.2.1.3 and 3.2.1.4 have been fulfilled; and
(g)	The opinion of Troutman Pepper Locke LLP, counsel to Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to Purchaser.
3.2.1.3Representations and Warranties.  The representations and warranties of Company set forth in Section 4 of this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect with respect to Company; provided, however, that representations and warranties made as of a specified date need only be true and correct as of such date.  The representations and warranties of Company set forth in Section 4 of this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date; provided, however, that representations and warranties made as of a specified date need only be true and correct as of such date.
3.2.1.4Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
3.2.1.5Other Documents.  Such other certificates, schedules, resolutions, notes and/or other documents which are provided for hereunder or as Purchaser may reasonably request.
3.2.1.6Consents and Approvals. Company shall file any required applications, filings or notices required in connection with this Agreement, as applicable, with (i) the FRB (under the Bank Holding Company Act of 1956, as amended (“Bank Holding Company Act”)), and (ii) the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia, and receive approval of, or consent or nonobjection to, the foregoing applications, filings and notices.
3.2.2Conditions to Company’s Obligation.  The obligation of Company to consummate the sale of the Subordinated Note and to effect the Closing is subject to delivery by or at the direction of Purchaser to Company of this Agreement, duly authorized and executed by such Purchaser, and Company’s receipt of the Net Settlement Amount and Company’s Subordinated Note due September 30, 2030.
4.REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to Purchaser as follows:

4.1Organization and Authority.
4.1.1Organization Matters of Company and Its Subsidiaries.
4.1.1.1Company is a bank holding company registered with the FRB under the Bank Holding Company Act.  Company is a business corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents.  Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect on Company.
4.1.1.2The entities listed on Schedule 4.1.1.2 attached hereto are the only direct or indirect Subsidiaries of Company. Each Subsidiary of Company (other than Bank) has been duly organized and is validly existing either as a corporation or limited liability company, or, in the case of Bank, has been duly chartered and is validly existing as a Virginia state-chartered bank, in each case in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect on Company or such Subsidiary.  All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company, directly or through Subsidiaries of Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of Company or any other entity.
4.1.1.3The deposit accounts of Bank are insured by the FDIC up to applicable limits. Neither Company nor Bank has received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.  Company and its Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a Material Adverse Effect on Company or such Subsidiary, (ii) the validity of which is being contested in good faith or (iii) for which proper reserves have been set aside on the books of Company or any applicable Subsidiary of Company, as the case may be.
4.1.2Capital Stock and Related Matters.  The Articles authorize Company to issue 11,000,000 shares of capital stock, 8,000,000 of which shares are classified as Common Stock and 3,000,000 of which shares are classified as preferred stock.  As of June 2, 2025, there were 3,239,137 shares of Common Stock issued and outstanding and no shares of Company’s preferred stock issued and outstanding.  All of the outstanding capital stock of Bank is owned beneficially and of record by Company and has been duly authorized and validly issued and is fully paid and non-assessable. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and non-assessable.  There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person other than Company except pursuant to Company’s equity incentive plans duly adopted by Company’s Board of Directors.
4.2No Impediment to Transactions.
4.2.1Transaction is Legal and Authorized.  The issuance of the Subordinated Note, the borrowing of the Subordinated Note Amount, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.
4.2.2Agreement.  This Agreement has been duly authorized, executed and delivered by Company, and, assuming due authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.3Subordinated Note.  The Subordinated Note has been duly authorized by Company and when executed by Company and issued, delivered to and paid for by Purchaser in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
4.2.4Exemption from Registration.  Neither Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Note.  Assuming the accuracy of the representations and warranties of Purchaser set forth in this Agreement, the Subordinated Note will be issued in a transaction exempt from the registration requirements of the Securities Act.

4.2.5No Defaults or Restrictions.  Neither the execution and delivery of the Transaction Documents by Company nor compliance by Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under:  (1) the Articles or Bylaws; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to Company or Bank; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) or (4), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company.  Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank, as applicable, is a party or by which Company or Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.
4.2.6Governmental Consent.  Except as contemplated under Section 3.2.1.6. above, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.  Company and Bank have received from the Regulatory Agencies any required approval of, or consent or nonobjection to, the issuance and sale of the Subordinated Note contemplated by this Agreement.
4.3Possession of Licenses and Permits.  Company, Bank and their Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary; Company and each Subsidiary of Company are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company or such applicable Subsidiary; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
4.4Financial Condition.
4.4.1Company Financial Statements.  The financial statements of Company included in Company’s Reports (including the related notes, where applicable), which have been provided to or are publicly available to Purchaser (i) have been prepared from, and are in accordance with, the books and records of Company or Bank, as applicable; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and resulting year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The books and records of Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet (or notes thereto) of Company contained in Company’s Reports for Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.
4.4.2Absence of Default.  Since December 31, 2024, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company.  Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except for such default as would not reasonably be expected to result in a Material Adverse Effect on Company.
4.4.3Solvency.  After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and is solvent and able to pay its debts as they mature.  No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.
4.4.4Ownership of Property.  Company, Bank and each of their Subsidiaries have good and marketable title as to all real property owned by such entity and good title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated balance sheet of Company contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public deposits or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank or FRB, inter-bank credit facilities, reverse repurchase agreements, lines of credit or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or that are being contested in good faith and (iii) such liens that do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company, Bank or any of their Subsidiaries.  Company, Bank and each of their Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it.  Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in Company’s Reports.
4.5No Material Adverse Change.  Since December 31, 2024, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries.
4.6Legal Matters.
4.6.1Compliance with Law.  Company, Bank and each of their Subsidiaries (i) have complied with and (ii) are not under investigation with respect to, and, to Company’s knowledge, have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.  Company, Bank and each of their Subsidiaries are in compliance with, and at all times prior to the date hereof have been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of their respective customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect on Company or Bank.  At no time during the two years prior to the date hereof has Company, Bank or any of their Subsidiaries received any written notice asserting any violations of any of the foregoing, except for any violations that (A) have been resolved or (B) that have not had, and are not reasonably expected to have, a Material Adverse Effect on Company or Bank.
4.6.2Regulatory Enforcement Actions.  Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply would not have a Material Adverse Effect on Company or the applicable Subsidiary.  None of Company, its Subsidiaries, nor any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (i) any such restrictions threatened, (ii) any agreements, memoranda, commitment letters, supervisory letters or similar regulatory correspondence, or other commitments being sought by any Governmental Agency, or (iii) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved.
4.6.3Pending Litigation.  There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company, Bank or any of their Subsidiaries at law or in equity before or by any Governmental Agency, that would reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries, taken as a whole, or materially and adversely affect the issuance or payment of the Subordinated Note; and neither Company, Bank nor any of their Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.
4.6.4Environmental.  No Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials, and neither Company, Bank nor any of their Subsidiaries have engaged in such activities.  There are no claims or actions pending or, to Company’s knowledge, threatened against Company, Bank or any of their Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.
4.6.5Brokerage Commissions.  Neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.
4.6.6Investment Company Act.  Neither Company, Bank nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
4.7No Material Misstatement or Omission.  None of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or any statements made in any other document delivered to Purchaser by or on behalf of Company, Bank or any of their Subsidiaries pursuant to or in connection with this Agreement, when taken together as a whole with Company’s Reports, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.
4.8Internal Accounting Controls.  Each of Company and Bank has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions and dispositions of Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that Company’s and Bank’s receipts and expenditures are being made only in accordance with authorizations of Company management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of Company on a consolidated basis that could have a Material Adverse Effect on Company.  Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP.  Since December 31, 2024, there has not been and there currently is not (i) any significant deficiency or material weakness in the design or operation of Company’s internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in Company’s or Bank’s internal control over financial reporting.  Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to Company is made known to the Chief Executive Officer and the Chief Financial Officer of Company by others within Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company’s internal controls over financial reporting.  Such disclosure controls and procedures are effective for the purposes for which they were established.
4.9Tax Matters.  Company and Bank have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that they are required to file (taking into account extensions) with governmental tax agencies, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them (taking into account extensions) and any other material tax assessment, fine or penalty levied against them other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.
4.10Exempt Offering.  Assuming the accuracy of Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Note by Company to Purchaser.
4.11Representations and Warranties Generally.  The representations and warranties of Company set forth in this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification are true and correct as of the date hereof and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct does not have and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such representations and warranties made as of a specified date need only be true and correct as of such date.  The representations and warranties of Company set forth in this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification are true and correct as of the date hereof and as of the Closing Date; provided, however, that any such representations and warranties made as of a specified date need only be true and correct as of such date.
5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with Purchaser as follows:

5.1Compliance with Transaction Documents.  Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.
5.2Affiliate Transactions.  Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.
5.3Compliance with Laws.
5.3.1Generally.  Company shall comply and cause Bank and each of their other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company.
5.3.2Regulated Activities.  Company shall not itself, nor shall it cause, permit or allow Bank or any of their Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity (or the effect thereof if such laws and regulations were enforced) would not reasonably be expected to have a Material Adverse Effect on Company, Bank and/or any of their Subsidiaries or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.
5.3.3Taxes.  Company shall, and shall cause Bank and any of their Subsidiaries to, promptly pay and discharge (i) all taxes, assessments and other governmental charges imposed upon Company, Bank or any of their Subsidiaries or upon the income, profits, or property of

Company, Bank or any of their Subsidiaries and (ii) all claims for labor, material or supplies that, if unpaid, might by law become a lien or charge upon the property of Company, Bank or any of their Subsidiaries.  Notwithstanding the foregoing, none of Company, Bank or any of their Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, Bank or such other Subsidiary, as the case may be.
5.3.4Corporate Existence.  Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of Company; (ii) the existence (corporate or other) of each Subsidiary of Company and Bank; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of Company and each subsidiary of Company and Bank; provided, however, (i) that Company will not be required to preserve the existence (corporate or other) of any of its Subsidiaries (other than Bank) or any such right, license or franchise of Company or any of its Subsidiaries (other than Bank) if the Board of Directors of Company determines that the preservation thereof is no longer desirable in the conduct of the business of Company and its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to Purchaser, and (ii) that Company may consummate a merger in which (A) Company is the surviving entity or (B) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Note.
5.3.5Dividends, Payments, and Guarantees During Event of Default.  Upon the occurrence of an Event of Default (as defined under the Subordinated Note), until such Event of Default is cured by Company or waived by Purchaser in accordance with Section 17 of the Subordinated Notes, Company shall not, except as may be required by any federal or state Governmental Agency, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s Common Stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s Common Stock related to the issuance of Common Stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans (including any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of Common Stock in lieu of an award recipient’s tax obligations under any equity award).

5.3.6Tier 2 Capital.  If all or any portion of the Subordinated Note ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Note, Company will immediately notify Purchaser, and thereafter, Company and Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Note to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit Company’s right to redeem the Subordinated Note upon the occurrence of a Tier 2 Capital Event (as defined in the Subordinated Note) pursuant to Section 4(a) or Section 4(b) of the Subordinated Note.
5.3.7Environmental Matters. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, Company shall: (a) exercise, and cause Bank and each of their Subsidiaries to exercise, commercially reasonable efforts in order to comply in all material respects with all Hazardous Materials Laws; and (b) promptly take any and all necessary remedial action in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event Company, Bank or any other Subsidiary of Company or Bank undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Company, Bank or such other Subsidiary shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Laws and in accordance with the policies, orders and directives of all Governmental Agencies.
5.4Absence of Control.  It is the intent of the parties to this Agreement that in no event shall Purchaser, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchaser shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company
5.5Rule 144A Information.  While the Subordinated Note remains a “restricted security” within the meaning of the Securities Act, Company will make available, upon request, to any seller of such Subordinated Note the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.
6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

Purchaser hereby represents and warrants to Company, and covenants with Company, as follows:

6.1Legal Power and Authority.  Purchaser has all necessary power and authority to execute, deliver and perform Purchaser’s obligations under this Agreement and to consummate the transactions contemplated hereby.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.
6.2Authorization and Execution.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Purchaser, and this Agreement has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by Company, is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.
6.3No Conflicts.  Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) Purchaser’s organizational documents, (ii) any agreement to which Purchaser is party, (iii) any law applicable to Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting Purchaser.
6.4Purchase for Investment.  Purchaser acknowledges that the Subordinated Note has not been registered under the Securities Act or under any state securities laws. Purchaser is purchasing the Subordinated Note for Purchaser’s own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same.  Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Note in any manner.
6.5Institutional Accredited Investor.  Purchaser is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets and/or (ii) a QIB.
6.6Financial and Business Sophistication.  Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser’s prospective investment in the Subordinated Note.  Purchaser has relied solely upon Purchaser’s own knowledge of, and/or the advice of Purchaser’s own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Note.
6.7Ability to Bear Economic Risk of Investment.  Purchaser recognizes that an investment in the Subordinated Note is a speculative investment that involves substantial risk, including risks related to Company’s business, operating results, financial condition and cash flows, which risks Purchaser has carefully considered in connection with making an investment in the Subordinated Note.  Purchaser has the ability to bear the economic risk of Purchaser’s prospective investment in the Subordinated Note, including the ability to hold the Subordinated

Note indefinitely, and further including the ability to bear a complete loss of all of Purchaser’s investment in Company.
6.8Information.  Purchaser acknowledges that: (i) Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Note were registered under the Securities Act, nor is Purchaser being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Subordinated Note; (ii) Purchaser has conducted Purchaser’s own examination of Company and the terms of the Subordinated Note to the extent Purchaser deems necessary to make Purchaser’s decision to invest in the Subordinated Note; (iii) Purchaser has availed itself of publicly available financial and other information concerning Company to the extent Purchaser deems necessary to make Purchaser’s decision to purchase the Subordinated Note; and (iv) Purchaser has not received or relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from Company or any party acting on Company’s behalf in connection with the offer and purchase of the Subordinated Note.
6.9Access to Information.  Purchaser acknowledges that Purchaser and Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested by Purchaser and Purchaser’s advisors and have been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.
6.10Investment Decision.  Purchaser has made Purchaser’s own investment decision based upon Purchaser’s own judgment, due diligence, and advice from such advisors as Purchaser has deemed necessary and not upon any view expressed by any other Person.  Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein.  Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, except for the express statements, representations and warranties of Company made or contained in this Agreement.  Furthermore, Purchaser acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Company to Purchaser in connection with the purchase of the Subordinated Note constitutes legal, tax or investment advice.
6.11Private Placement; No Registration; Restricted Legends.  Purchaser understands and acknowledges that the Subordinated Note comes within the definition of “restricted securities” under Rule 144 of the Securities Act and is being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Section 4(a)(2) of the Securities Act or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only in compliance with the registration requirements of federal and state securities laws or if exemptions from the Securities Act and applicable state securities laws are available to Purchaser.  Purchaser is not subscribing for the Subordinated Note as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. Purchaser further acknowledges and agrees that all certificates or other instruments representing the Subordinated Note will bear the restrictive legend set forth in the form of Subordinated Note.  Purchaser further acknowledges Purchaser’s primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Note or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Company has not made and is not making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Note, or that the Subordinated Note purchased by Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.
6.12Tier 2 Capital.  If all or any portion of the Subordinated Note ceases to qualify for inclusion as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Note, Company will immediately notify Purchaser, and thereafter, Company and Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Note to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 6.12 shall limit Company’s right to redeem the Subordinated Note upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b) of the Subordinated Note.
6.13Not Debt of Bank; Not Savings Accounts, etc.  Purchaser acknowledges that Company is a holding company and Company’s rights and the rights of Company’s creditors, including Purchaser, to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors. Purchaser acknowledges and agrees that the Subordinated Note is not a savings account or deposit of Bank and is not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Note or has made or will make any finding or determination as to the fairness of this investment.
6.14Accuracy of Representations.  Purchaser understands that Company is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify Company.
7.MISCELLANEOUS.
7.1Prohibition on Assignment by Company.  Except as described in Section 8(b) of the Subordinated Note, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Note without the prior written consent of Purchaser.  In addition, in accordance with the terms of the Subordinated Note, any transfer of such Subordinated Note must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.
7.2Time of the Essence.  Time is of the essence with respect to this Agreement.

7.3Waiver or Amendment.  No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the prior written consent of Purchaser.  Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of Purchaser to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of Purchaser.  No failure to exercise or delay in exercising, by Purchaser, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided at law or in equity.  No notice or demand on Company in any case shall, in and of itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchaser to any other or further action in any circumstances without notice or demand.  No consent or waiver, express or implied, by Purchaser to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder.  Failure on the part of Purchaser to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchaser of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.
7.4Severability.  Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein.  Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.
7.5Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, or by email with confirmation of transmission, addressed:
if to Company:	C&F Financial Corporation 3600 La Grange Parkway Toano, Virginia 23168 Attention: Thomas F. Cherry President & Chief Executive Officer

with a copy to:	Troutman Pepper Locke LLP 1001 Haxall Point Richmond, Virginia 23219 Attention: Seth A. Winter
if to Purchaser:	To the address indicated on Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above.  Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

7.6Successors and Assigns.  This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, (i) unless Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company, and (ii) unless such assignment complies with the Assignment Form attached to the Subordinated Note, no assignment made by Purchaser shall be effective or confer any rights on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of the Subordinated Note from Purchaser merely because of such purchase but shall include a purchaser of the Subordinated Note pursuant to an assignment complying with the Assignment Form attached to the Subordinated Note.
7.7No Joint Venture.  Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Purchaser, shall be deemed to make Purchaser a partner or joint venturer with Company.
7.8Documentation.  All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Purchaser shall be in form and substance satisfactory to such Purchaser.
7.9Entire Agreement.  This Agreement and the Subordinated Note along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.  No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Note.
7.10Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to its laws or principles of conflict of laws.  Nothing herein shall be deemed to limit any rights, powers or privileges which Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.
7.11No Third Party Beneficiary.  This Agreement is made for the sole benefit of Company and Purchaser, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.
7.12Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
7.13Reinstatement of Obligations.  To the extent that Purchaser receives any payment on account of Company’s obligations under the Subordinated Note and any such payment and/or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment received, Company’s obligations under the Subordinated Note or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Purchaser and applied on account of Company’s obligations; provided, however, if Purchaser successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment to any third party, Company’s obligations to Purchaser that otherwise would have been revived pursuant to this subsection shall be deemed satisfied.
7.14Captions; Counterparts.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
7.15Knowledge; Discretion.  All references herein to Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices, and such knowledge as would reasonably be expected to come to the attention of such officers in the performance of their respective duties.  Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Purchaser, to the making of a determination or designation by Purchaser, to the application of Purchaser’s discretion or opinion, to the granting or withholding of Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Purchaser, or otherwise involving the decision making of Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.16Waiver of Right to Jury Trial.  TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASER.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL.  THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
7.17Expenses.  Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
7.18Survival.  Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof.  Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

C&F FINANCIAL CORPORATION

By:

Name: Thomas F. Cherry

Title: President & Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

NAME

By:

Name:

Title:

Address of Purchaser:

[_____]
[_____]
[_____]

Address for Delivery of Note:

[_____]
[_____]
[_____]

Principal Amount of Subordinated Note Purchased:

$[_____]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

EXHIBIT A

FORM OF SUBORDINATED NOTE

Exhibit A-1

EXHIBIT B

FORM OF OPINION OF COUNSEL

Exhibit B-1

EXHIBIT C

FORM OF SETTLEMENT STATEMENT

Schedule 4.1.1.2 – Direct and Indirect Subsidiaries